Exhibit 20.2
Page 1 of 3
                    Navistar Financial 1996 - A Owner Trust
                          For the Month of March 1999
                      Distribution Date of April 15, 1999
                           Servicer Certificate #35

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $107,488,194.93
Beginning Pool Factor                                           0.2336985

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,562,962.73
     Interest Collected                                       $822,562.13

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $54,550.67
Total Additional Deposits                                      $54,550.67

Repos / Chargeoffs                                             $34,419.32
Aggregate Number of Notes Charged Off                                  77

Total Available Funds                                       $8,106,713.31

Ending Pool Balance                                       $100,224,175.10
Ending Pool Factor                                              0.2179052

Servicing Fee                                                  $89,573.50

Repayment of Servicer Advances                                $333,362.22

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,559,535.56
     Target Percentage                                               5.00%
     Target Balance                                         $5,011,208.76
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                      ($32,247.77)
     Ending Balance                                         $9,527,287.79

Current Weighted Average APR:                                       9.164%
Current Weighted Average Remaining Term (months):                   20.89

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $1,055,970.44      718
                                31 - 60 days            $321,422.72      189
                                60+  days               $111,418.29       61

     Total:                                           $1,488,811.45      732

     Balances:                  60+  days             $1,285,646.03       61

Memo Item - Reserve Account
     Prior Month                                      $9,344,048.73
+    Invest. Income                                      $32,247.77
+    Excess Serv.                                       $183,239.06
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,559,535.56

Exhibit 20.2
Page 2 of 3
Navistar Financial 1996 - A Owner Trust
For the Month of March 1999

                                                                                        NOTES
                                                                   (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $107,488,194.93
Ending Pool Balance                            $100,224,175.10

Collected Principal                              $7,229,600.51
Collected Interest                                 $822,562.13
Charge - Offs                                       $34,419.32
Liquidation Proceeds / Recoveries                   $54,550.67
Servicing                                           $89,573.50
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $8,017,139.81

Beginning Balance                              $107,488,194.93              $0.00     $98,774,397.93     $8,713,797.00

Interest Due                                       $569,880.92              $0.00        $522,681.19        $47,199.73
Interest Paid                                      $569,880.92              $0.00        $522,681.19        $47,199.73
Principal Due                                    $7,264,019.83              $0.00      $6,937,138.94       $326,880.89
Principal Paid                                   $7,264,019.83              $0.00      $6,937,138.94       $326,880.89

Ending Balance                                 $100,224,175.10              $0.00     $91,837,258.99     $8,386,916.11
Note / Certificate Pool Factor                                             0.0000             0.2645            0.4052
   (Ending Balance / Original Pool Amount)
Total Distributions                              $7,833,900.75              $0.00      $7,459,820.13       $374,080.62

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $183,239.06
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,559,535.56
(Release) / Draw                                   ($32,247.77)
Ending Reserve Acct Balance                      $9,527,287.79

Exhibit 20.2
Page 3 of 3
Navistar Financial 1996 - A Owner Trust
For the Month of March 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                 5               4                3                 2               1
                               Oct-98            Nov-98          Dec-98           Jan-99            Feb-99          Mar-99
Beginning Pool Balance     $148,008,327.60  $138,919,395.95  $130,955,860.52  $122,443,437.79  $115,589,662.57  $107,488,194.93

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $5,444.97      $141,209.95      $128,166.30      $101,589.06      $467,417.86       $34,419.32
    Recoveries                 $602,074.14       $64,762.04       $87,642.38      $105,498.66      $113,342.79       $54,550.67

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)            $370,965.31                Total Charged off (Months 1 - 6)         $878,247.46
  Total Recoveries (Months 3, 2, 1)             $273,392.12                Total Recoveries (Months 1 - 6)        $1,027,870.68
  Net Loss / (Recoveries) for 3 Mos              $97,573.19 (a)            Net Loss/(Recoveries) for 6 Mos.        ($149,623.22)(c)

  Total Balance (Months 5, 4, 3)            $392,318,694.26 (b)            Total Balance (Months 1 - 6)         $763,404,879.36(d)

Loss Ratio Annualized  [(a/b) * (12)]               0.2985%                Loss Ratio Annualized [(c/d) (12)]          -0.2352%

Trigger:  Is Ratio > 1.5%                                No                Trigger:  Is Ratio > 6.0%                        No

                                                                                  Jan-99            Feb-99          Mar-99
B)   Delinquency Trigger:                                                       $2,855,133.19    $1,683,524.33    $1,285,646.03
     Balance delinquency 60+ days                                                    2.33180%         1.45647%         1.19608%
     As % of Beginning Pool Balance                                                  1.58169%         1.66515%         1.66145%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                   2.0714%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer